Exhibit 12
                            BFC Financial Corporation
                Calculation of Ratio of Earnings to Fixed Charges
                                 (In thousands)


                                               Year ended December 31,
                                               -----------------------
                                      1996    1995    1994     1993     1992
                                     ------  ------  ------  -------  -------
Fixed charges:
  Interest                         $  3,634   4,574   8,276    9,063   64,883
  Eliminate BankAtlantic                  -       -       -        -  (55,567)
                                     ------  ------  ------  -------  -------
                                      3,634   4,574   8,276    9,063    9,316
                                     ======  ======  ======  =======  =======

Earnings (loss):
  Pretax earnings                     8,982   4,230   2,913   (1,303)  11,210
  Minority interest in BankAtlantic       -       -       -         -   3,964
                                     ------  ------  ------  -------  -------

Pretax earnings (loss) before
  minority interest                   8,982   4,230   2,913   (1,303)  15,174
   Eliminate BBC/BankAtlantic        (8,650) (8,419) (8,040) (10,764) (25,300)
  BBC/BankAtlantic dividends            883     819     753      271        -
  Fixed charges                       3,634   4,574   8,276    9,063    9,316
                                     ------  ------  ------  -------  -------

                                   $  4,849   1,204   3,902   (2,733)    (810)
                                     ======  ======  ======  =======  =======


Ratio                                  1.33    0.26    0.47    (0.30)   (0.09)
                                     ======  ======  ======  =======  =======

Coverage deficiency                $       -  3,370   4,374   11,796   10,126
                                     ======  ======  ======  =======  =======

(1) The operations of BBC have been eliminated since there is a dividend restriction between BBC's primary subsidiary, BankAtlantic, and BBC.